EXHIBIT 10.1

NAPSTER, INC.

2001 STOCK PLAN

AS AMENDED AND RESTATED OCTOBER 24, 2005

1.    Purposes of the Plan. The purposes of this 2001 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2.    Definitions. As used herein, the following definitions shall apply:

(a)  “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)  “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(c)  “Board” means the Board of Directors of the Company.

(d)  “Cause” shall have the meaning as set forth in Section 13(f)(ii) of the Plan.

(e)  “Change of Control” shall have the meaning as set forth in Section 13(f)(i) of the Plan.

(f)  “Code” means the Internal Revenue Code of 1986, as amended.

(g)  “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(h)  “Common Stock” means the common stock of the Company.

(i)  “Company” means NAPSTER, Inc., a Delaware corporation.

(j)  “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(k)  “Continuous Status as an Employee or Consultant” means the absence of any interruption or termination of the employment or consulting relationship by the Company or any Parent or Subsidiary. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parent or Subsidiaries or its successor. If reemployment upon expiration of a leave of absence in excess of ninety (90) days is not guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(l)  “Director” means a member of the Board.

(m)  “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(n)  “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(o)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(q)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r)  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(s)  “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(t)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(u)  “Option” means a stock option granted pursuant to the Plan.

(v)  “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(w)  “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(x)  “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(y)  “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(z)  “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa)  “Plan” means this Napster, Inc. 2001 Stock Plan.

(bb)  “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 or Section 20 of the Plan.

(cc)  “Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(dd)  “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ee)  “Section 16(b)” means Section 16(b) of the Exchange Act.

(ff)  “Service Provider” means an Employee, Director or Consultant.

(gg)  “Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

(hh)  “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant, or Section 20 of the Plan.

(ii)  “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 1,000,000 Shares plus an annual increase to be added on the first day of the Company’s fiscal year beginning in fiscal 2003, equal to the lesser of (i) 2,000,000 shares, (ii) six percent (6%) of the outstanding shares on such date or (iii) an amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.    Administration of the Plan.

(a)  Procedure.

(i)  Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)  Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)  Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)  Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)  Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)  to determine the Fair Market Value;

(ii)  to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

(iii)  to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

(iv)  to approve forms of agreement for use under the Plan;

(v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)  to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

(vii)  to institute an Option Exchange Program;

(viii)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(ix)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x)  to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(xi)  to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

(xiii)  to make all other determinations deemed necessary or advisable for administering the Plan.

(c)  Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

5.    Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.    Limitations.

(a)  Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)  Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c)  The following limitations shall apply to grants of Options:

(i)  No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

(ii)  In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii)  The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13.

(iv)  If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7.    Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

8.    Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.    Option Exercise Price and Consideration.

(a)  Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)  In the case of an Incentive Stock Option

(A)  granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)  granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii)  Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(b)  Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c)  Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)  cash;

(ii)  check;

(iii)  promissory note;

(iv)  other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi)  a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii)  any combination of the foregoing methods of payment; or

(viii)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.    Exercise of Option.

(a)  Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)  Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for ninety (90) days following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan, unless otherwise provided for in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)  Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)  Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Optionee’s date of death. If an Optionee dies while a Service Provider, then any of Optionee’s Options that are not yet exercisable and vested on the date of death of the Optionee shall immediately become one hundred percent (100%) vested and exercisable. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)  Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11.    Stock Purchase Rights.

(a)  Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b)  Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c)  Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)  Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

12.    Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

13.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)  Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

(b)  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c)  Change of Control. In the event of a Change of Control of the Company each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the Change of Control, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

(d)  Change of Control. In the event of a Change of Control of the Company (as such term is defined in paragraph (f) below), then any Options outstanding upon the date of such Change of Control that are not yet exercisable and vested on such date shall have their vesting accelerated as to an additional twenty-five percent (25%) of the unvested Shares subject to such Options as of the date of such Change of Control, and such Stock Options shall continue to otherwise vest, (subject to (i) Optionee remaining in Continuous Status as an Employee or Consultant, and (ii) accelerated vesting as provided for in Sections 13(c) or 13(e) of this Plan) at the same rate and as to the same number of Shares per vesting period as immediately prior to the Change of Control. For example, if an Optionee holds an Option that is fifty percent (50%) vested immediately prior to the date of a Change of Control, which Option ordinarily vests so as to be one hundred percent (100%) vested four years after the date of grant (subject to Optionee maintaining his or her Continuous Status as an Employee or Consultant), the Option would, upon the date of the Change of Control, become vested as to an additional twelve and one-half percent (12.5%) of the total number of Shares covered by the Option (that is, twenty-five percent (25%) of the fifty percent (50%) that remained unvested as of the date of the Change of Control). The Option would resume vesting (subject to (i) Optionee maintaining his or her Continuous Status as an Employee or Consultant, and (ii) accelerated vesting as provided for in Sections 13(c) or 13(e) of this Plan) so as to be one hundred percent (100%) vested three and one-half (3 ½) years following the date of grant. On the twelve month anniversary date (the “Anniversary Date”) following the date of the Change of Control each Service Provider who is an Optionee shall have twenty-five percent (25%) of the unvested Shares subject to such Options as of the Anniversary Date accelerated, provided, however, that such Optionee was a Service Provider on the date the Change of Control occurred and is a Service Provider on the Anniversary Date. For purposes of this Section 13(d), any acceleration applies only to options that have not expired.

(e)  In the event an Optionee is involuntarily terminated without Cause within twelve (12) months following a Change of Control of the Company (as such terms are defined in Section 13(f) below), then any unexpired Options outstanding upon the date of such Change of Control that are not yet exercisable and vested on such date shall become one hundred percent (100%) exercisable and vested. Notwithstanding the foregoing, (unless Optionee is party to a duly authorized written agreement with the Company providing otherwise) this Plan does not constitute a contract of employment or impose on the Company any obligation to retain the Optionee, or to change the Company's policies regarding termination of employment or other provision of services. The employment of Optionees who are Employees is and shall continue to be at-will, as defined under applicable law, and may be terminated at any time, with or without cause.

(f)  Definitions.

(i)  Change of Control. For purposes of this Section, a “Change of Control” means the occurrence of any of the following:

(A)  When any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act (other than Adaptec, Inc., the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(B)  A change in the composition of the Board (excluding a change caused by Adaptec, Inc.) occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (I) are directors of the Company as of the date hereof, or (II) are appointed elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such appointment election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

(C)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(D)  The consummation of the sale or disposition by the Company of all or substantially all the Company’s assets.

(ii)  Cause. For purposes of this Section 13, “Cause” shall mean (A) any act of personal dishonesty taken by the Optionee in connection with his responsibilities as a service provider to the Company and intended to result in substantial personal enrichment of the Optionee, (B) the Optionee’s conviction of a felony, or (C) a willful act by the Optionee which constitutes gross misconduct and which is injurious to the Company, or (D) continued substantial violations by the Optionee of the Optionee’s duties to the Company which are demonstrably willful and deliberate on the Optionee’s part after there has been delivered to the Optionee a written demand for performance from the Company which specifically sets forth the factual basis for the Company’s belief that the Optionee has committed continued substantial violations of his or her duties.

(g)  Golden Parachute Excise Tax Vesting Acceleration Limitation. Notwithstanding any other provision of this Plan, in the event that the vesting acceleration provided for in this Plan or amounts or benefits otherwise payable to an Optionee (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Optionee’s accelerated vesting hereunder shall be either

(i)  made in full, or

(ii)  made as to such lesser extent as would result in no portion of such acceleration, amounts or benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Optionee on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Optionee otherwise agree in writing, any determination required under this Section shall be made in writing in good faith by the accounting firm serving as the Company’s independent public accountants immediately prior to the Change of Control (the “Accountants”). In the event of a reduction in benefits hereunder, the Optionee shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Optionee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

14.    Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

15.    Amendment and Termination of the Plan.

(a)  Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)  Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)  Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

16.    Conditions Upon Issuance of Shares.

(a)  Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)  Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17.    Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.    Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19.    Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws..

20.    Outside Director Options. This Section 20 is effective with respect to automatic grants of Stock Purchase Rights to Outside Directors on and after October 24, 2005. For automatic grants to Outside Directors prior to such date, see the version of this Plan in effect at the time of such grant. The grants of Stock Purchase Rights called for under this Section 20 shall be automatic and, to the maximum extent possible, self-effectuating.

(a)  Participation. Grants of Stock Purchase Rights under this Section 20 shall be made only to Outside Directors. An “Outside Director” is a Director who is not an Employee. Stock Purchase Rights granted under this Section 20 shall be evidenced by a Director Restricted Stock Award Agreement substantially in the form of Appendix A hereto.

(b)  Automatic Stock Purchase Right Grants.

(i)  Each Outside Director who takes office following October 24, 2005 shall automatically be granted (without further action by the Board or a Committee) 12,500 Stock Purchase Rights (or, in the case of an Outside Director who, as of the date he or she first becomes an Outside Director, is the chairman of the Board, the chairman of the compensation committee of the Board, the chairman of the audit committee of the Board or the chairman of the nominating and corporate governance committee of the Board, the grant will cover 15,000 Stock Purchase Rights) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that a member of the Board who is also an Employee but who ceases to be an Employee shall not be eligible for a grant of Stock Purchase Rights pursuant to this clause (i).

(ii)  Each Outside Director shall automatically be granted (without further action by the Board or a Committee) 3,125 Stock Purchase Rights (or, in the case of an Outside Director who, as of the applicable grant date of the Option, is the chairman of the Board, the chairman of the compensation committee of the Board, the chairman of the audit committee of the Board or the chairman of the nominating and corporate governance committee of the Board, the grant will cover 3,750 Stock Purchase Rights, not 3,125 Stock Purchase Rights) on January 1 of each year during the term of the Plan, commencing with January 1, 2006, provided he or she is then an Outside Director and as of such date of grant he or she shall have served on the Board for at least the preceding six (6) months.

(c)  Share Limit. Grants that would otherwise exceed the maximum number of Shares under Section 3 shall be prorated within such limitation.

(d)  Vesting. Shares of Restricted Stock acquired on exercise of Stock Purchase Rights granted under this Section 20 shall become vested on a quarterly basis as follows: 6.25% of the total number of shares of such Restricted Stock shall vest on each three-month anniversary of the date such shares were acquired so that the Restricted Stock is scheduled to become fully vested on the fourth anniversary of the date such shares were acquired; provided, in the case of each vesting date, that the Outside Director has continued as a member of the Board through such date. If the Restricted Stock is acquired on the 29th, 30th, or 31st of a month and a three-month anniversary of such date is scheduled to occur in a month that does not contain 29, 30, or 31 days, as applicable, the applicable installment of the Restricted Stock shall instead be deemed to vest on the last day of the relevant month.

(e)  Repurchase Option. Upon a termination of the Outside Director’s service as a member of the Board, the Company shall have the right (but not the obligation) to repurchase any shares of the Outside Director’s Restricted Stock that are not then vested. The purchase price for Restricted Stock repurchased pursuant to this Section 20(e) shall be the original price paid by the Outside Director and may be paid by cancellation of any indebtedness of the purchaser to the Company.

(f)  Transferability. Stock Purchase Rights granted pursuant to this Section 20 shall be subject to the transfer limitations set forth in Section 12.

(g)  Adjustments; Dissolution or Liquidation; Change of Control.

(i)  Stock Purchase Rights granted under this Section 20 shall be subject to adjustment as provided in Section 13(a).

(ii)  Stock Purchase Rights granted under this Section 20 shall be subject to the accelerated vesting, termination, and other dissolution or liquidation provisions of Section 13(b).

(iii)  Stock Purchase Rights granted under this Section 20 that are outstanding immediately prior to a Change of Control (as such term is defined for purposes of Section 13) shall thereupon become fully vested.

(iv)  The accelerated vesting provisions of clauses (ii) and (iii) above are subject to the golden parachute excise tax provisions of Section 13(g).